UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 8, 2009

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

1150 First Avenue Suite 501 King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

(484) 690-1520
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act          (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
         (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 8, 2009, Tekni-Plex, Inc., a Delaware corporation (the “Company”), the guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “Trustee”), entered into: (i) a Third Supplemental Indenture (the “2012 Supplemental Indenture”) to the Indenture dated as of June 10, 2005, by and among the Company, each of the guarantors party thereto and the Trustee, pursuant to which the 10 7/8% Senior Secured Notes due 2012 (the “2012 Notes”) were issued (as amended and supplemented, the “2012 Indenture”), and (ii) a Third Supplemental Indenture (the “2013 Supplemental Indenture” and, together with the 2012 Supplemental Indenture, the “Supplemental Indentures”) to the Indenture dated as of November 21, 2003, by and among the Company, each of the guarantors party thereto and the Trustee, pursuant to which the 8 ¾% Senior Secured Notes due 2013 (the “2013 Notes” and, together with the 2012 Notes, the “Notes”) were issued (as amended and supplemented, the “2013 Indenture” and, together with the 2012 Indenture, the “Indentures”) in order to amend the reporting covenant in the Indentures. All capitalized terms used herein but not defined in this Form 8-K have the meaning ascribed to them in the Indentures.

The Supplemental Indentures permit the Company to post its Annual and Quarterly Reports on its website rather than file such reports on Forms 10-K and 10-Q, respectively, with the Securities and Exchange Commission and to exclude from such reports financial information for periods ending June 30, 2007 or earlier and the certifications required by Section 302 of the Sarbanes-Oxley Act of 2002.

The Indentures previously required the Company to file reports with the SEC. The Company does not have an obligation to file SEC reports other than pursuant to the Indentures. As a result, the Company will not file reports with the SEC unless and until it is required by law or regulation to do so. As required by the Indentures, as amended, the Company will make the information called for by the Indentures available through the Trustee under the Indentures and the Company’s website.

Also on December 8, 2009, the Company, the guarantors party thereto and the Trustee entered into: (i) a Waiver under the 2012 Indenture (the “2012 Waiver”), and (ii) a Waiver under the 2013 Indenture (the “2013 Waiver” and, together with the 2012 Waiver, the “Waivers”) to waive compliance with certain provisions of the mortgages securing the Notes. As previously announced by the Company, and in conjunction with its ongoing efforts to improve business performance across the organization, the Company ceased operations at its specialty resins facility in Burlington, New Jersey. The waivers permit the Company to take certain additional actions relating to the Burlington facility to, among other things, reduce carrying costs, including, without limitation, the dismantling and sale of equipment and building systems, the closure and demolition of the waste water treatment center, the demolition of all or part of all the buildings, structures and improvements on the property and such other activities relating to the foregoing as the Company deems necessary, appropriate or desirable.

Except as described above, the material terms of the Indentures are substantially unchanged.

Copies of the Supplemental Indentures and the Waivers are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4 and are incorporated by reference herein.

Item 3.03.   Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the material modification of the rights of the holders of the Notes is incorporated by reference into this Item 3.03.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8% Senior Secured Notes due 2012 were issued.

4.2

Third Supplemental Indenture, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.

4.3

Waiver, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, under the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8%  Senior Secured Notes due 2012 were issued.

4.4

Waiver, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, under the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Bob Larney
Name: Bob Larney Title: Chief Financial Officer

Dated:  December 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1

Third Supplemental Indenture, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8% Senior Secured Notes due 2012 were issued.

4.2

Third Supplemental Indenture, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, supplementing the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.

4.3

Waiver, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, under the Indenture, dated as of June 10, 2005, pursuant to which the 10 7/8%  Senior Secured Notes due 2012 were issued.

4.4

Waiver, dated as of December 8, 2009, by and among Tekni-Plex, Inc., the guarantors party thereto and HSBC Bank USA, National Association, as trustee, under the Indenture, dated as of November 21, 2003, pursuant to which the 8 ¾% Senior Secured Notes due 2013 were issued.